EXHIBIT 10.44
BILL OF SALE

WellCare Medical Management, Inc., a New York business corporation ("Assignor"), pursuant to the Asset Purchase Agreement (the "Agreement"), dated as of June 30, 1995, between Assignor and PrimErgy, Inc., a New York business corporation ("Assignee"), and for good and valuable consideration to it in hand paid, receipt of which is hereby acknowledged, hereby sells, transfers, conveys, assigns and delivers unto Assignee, its successors and assigns, all of the business, properties, rights, contracts, goodwill and assets (whether tangible or intangible) of Assignor as a going concern, and all of Assignor's right (whether at common law or otherwise), claims (including, without limitation, the proceeds of any claim that may not be assignable), title and interest therein and thereto, irrespective of the time or date on which any such right, claim, cause of action or interest may arise or accrue (the "Assigned Assets").

Without limiting the generality of the foregoing, the Assigned
Assets being sold, transferred, conveyed, assigned and delivered hereunder by Assignor include all of the right, title and interest in, to and under the following assets:

(a) any interest in real estate, together with fixtures and all other appurtenances thereto;
(b) leases, security deposits and options under leases, licenses, franchises, sales and other contracts;
(c) inventories, equipment, furniture, tools, vehicles, operating supplies, instruments and fixtures;
(d) petty cash as of the date hereof;
(e) patents, patent applications, copyrights, trademarks, trademark registration applications, trade secrets, trade names and other intangibles (collectively, "Intellectual Property");
(f) an irrevocable, assignable, perpetual, royalty-free, non-exclusive license to use and sublicense Intellectual Property that is used in the business of Assignor;
(g) insurance policies;
(h) accounts receivable;
(i) notes receivable;
(j) sales literature, promotional literature and other selling material;
(k) designs, drawings, research, marketing and operating and other data, records, files, invoices, customer lists, supplier lists, blueprints, specifications, business records and plans and all other book and records, including, without limitation, those maintained on tape, discs or other magnetic or electronic storage media;
(l) shares of any corporations; and
(m) to the extent not otherwise included in (a)-(k) above, all existing business, properties, rights, contracts, goodwill and assets (whether tangible or intangible) of every kind and nature, real or personal, tangible or intangible, including, without limitation, warranties or performance guaranties to the extent assignable.

Assignor hereby authorizes Assignee to take any appropriate action in connection with any of the Assigned Assets, in the name of Assigned or in its own or any other name but at its own expense.

TO HAVE AND TO HOLD the Assigned Assets, unto Assignee and its successors and assigns, to and for its or their use forever.

And Assignor does hereby warrant, covenant and agree that it:

(a) shall warrant and defend the sale of the Assigned Assets against each and every person or persons whomsoever claiming or who may claim against any or all of the same; and
(b) shall take all steps necessary to put Assignee, its successors or assigns in actual possession and operating control of the Assigned Assets.

IN WITNESS WHEREOF, Assignor has caused the same to be signed by its President and its Secretary and its corporate seal to be affixed hereto as at the opening of business on this 30th day of June, 1995.

WELLCARE MEDICAL MANAGEMENT, INC.
/s/ Robert E. Goff
By: ROBERT E. GOFF, PRESIDENT


ATTEST:


/s/ Marystephanie Corsones
By: MARYSTEPHANIE CORSONES
SECRETARY

STATE OF NEW YORK   )
                    )ss:
COUNTY OF ULSTER    )

On this 26th day of July 1995, before me the subscriber personally appeared Robert E. Goff, who being by me duly sworn, did depose and say; that he resides at RD1 Old Castle Point Road, Wappinger Falls, NY, that he is the President of WellCare Medical Management, Inc. the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation

NOTARY PUBLIC
/s/ Gloria Alisandrella
GLORIA ALISANDRELLA
Notary Public, State of New York
Qualified in Orange County
Reg. No. 4899328
Commission Expires 7-6-97